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                                                              EXHIBIT 14

3100 Multifoods Tower                          Telephone 612 332 7000
33 South Sixth Street                          Facsimile 612 332 6711
Minneapolis, MN 55402-3795

Price Waterhouse LLP                                             [LOGO]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 5, 1997, relating to the financial statements of LB Variable Annuity Account I, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Prospectus and under the heading "Independent Accountants and Financial Statements" in such Statement of Additional Information.

We also consent to the use in such Statement of Additional Information of our report dated March 14, 1997, relating to the financial statements of Lutheran Brotherhood which appears in such Statement of Additional Information.


/s/ Price Waterhouse LLP

Minneapolis, Minnesota
April 29, 1997